Exhibit 10.33

U.S. DEPARTMENT OF HOUSING AND URBAN DEVELOPMENT

WASHINGTON, D.C. 20410

[GRAPHIC SEAL]

Mr. Walter B. Williams

President and Chief Executive Officer

Continental Savings Bank

Pacific Building, Eighth Floor

Seattle, Washington 98104

Dear Mr. Williams:

We are pleased to inform you that Continental Saving Bank has been approved an issuer of Government National Mortgage Association Mortgage-Backed ecurities, under the GNMA I and GNMA II single family programs.

A four-digit number (3057) has been assigned to your organization so that future transactions with the Government National Mortgage Association (GNMA) your organization will be properly identified. We request that you refer to this member on all future correspondence.

You should already have received copies of our Mortgage-Backed Securities Guides, with changes issued to date. You and your key staff are expected to be fully knowledgeable in all elements of these programs. These Guides will serve your basic instructional documents for all aspects of your responsibilities as issuer.

One of your obligations as a GNMA securities issuer is to report each month the remaining principal balances (RPB’s) of pools which you issue. In this regard, we ask that you make a special effort to adhere to the procedures set forth in Chapter 11 of the GNMA I Guide or Chapter 11 of the GNMA II Guide. Your RPB reporting numbers are: GNMA I pools 07833057A9; GNMA II pools or loan ckages; 07833057B9. Please report balances to National Data Corporation (NDC) accordance with the instructions in either Guide. If you report by telephone, the number to call is 206-285-9352.

If you have any questions, Richard Washington of the· Financial Management Division will assist you in any way possible. His telephone number is 202-755-2884. We welcome you as a participant in our programs.

Yours truly,

/s/ Glenn R. Wilson
Glenn R. Wilson, Jr.
President, GNMA

GinnieNET FACSIMILE TRANSMISSION For any comments/questions call: GinnieNET Customer Service 1-800-234-4662

TO:	Name:	3057 - HOMESTREET BANK
	From: Fax Number:	GinnieNET NT NETWORK 1-206-389-6306

MESSAGE:

Issuer No. 3057 FTN: 30572011201012271728458

This fax serves as confirmation to you that your electronic Master Agreement Certification submission, under Ginnie Mae’s Master Agreement Program (Ginnie Mae 5500.3, 10-3) has been processed and approved. You should begin to submit your pools/loan packages in accordance with the instructions in Ginnie Mae 5500.3, 10-4 through 10-7.

The Master Agreement under this certification covers the period of 01-03-2011 through 12-31-2011.

Please call the New Pool Issuance Help Desk should you have any questions or require assistance in this regard. The toll free number is (800)234-GNMA(4662).

Date and time of transmission:	Tuesday, December 28, 2010 1:03:18 AM
Number of pages including this cover sheet:	01

GINNIE MAE 5500.3, REV. 1

APPENDIX III-15

GUARANTY AGREEMENT

GINNIE MAE I

SINGLE-FAMILY (LEVEL PAYMENT) MORTGAGE-BACKED

SECURITIES

THE GUARANTY AGREEMENT (“Agreement”) is composed of (i) the terms and conditions contained herein; (ii) a duly executed Schedule of Subscribers and Ginnie Mae Guaranty Agreement (the “Schedule”) incorporating this entire document by reference; and (iii) a Schedule of Pooled Mortgages. This Agreement is made by and between the Government National Mortgage Association, a corporate body organized and existing under the laws of the United States within the Department of Housing and Urban Development (“Ginnie Mae”) and the financial entity identified in the Schedule and approved by Ginnie Mae to issue the securities provided for in this Agreement (“Issuer”);

WHEREAS: Under section 306(g) and other related provisions of the National Housing Act, Ginnie Mae is duly authorized to guaranty the timely payment of principal of and interest on securities based on and backed by a pool composed of mortgages which are insured or guaranteed under the National Housing Act, Title V of the Housing Act of 1949, the Servicemen’s Readjustment Act of 1944, Chapter 37 of Title 38, United States Code or section 184 of the Housing and Community Development Act of 1992, and the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any such guaranty by Ginnie Mae;

WHEREAS: The Schedule incorporates by reference both the terms and conditions contained herein and the Schedule of Pooled Mortgages; is executed by the Issuer and Ginnie Mae for each pool of mortgages securitized by the Issuer and guaranteed by Ginnie Mae; and sets forth a list of the initial Security Holders. The Schedule of Pooled Mortgages details the mortgages that make up the pool of mortgages to be securitized by the Issuer and guaranteed by Ginnie Mae;

WHEREAS: The Issuer has originated or otherwise acquired, and is the owner and holder of, all of the mortgages identified and described in a Schedule of Pooled Mortgages, which shall be appended to the Schedule and provided to Ginnie Mae in connection with the issuance of securities under this Agreement (the “Securities”);

WHEREAS: The Issuer has duly authorized the creation of a pool composed of all the aforesaid mortgages, and the issuance of the Securities to be based on and backed by such pool of mortgages and guaranteed by Ginnie Mae under section 306(g);

WHEREAS: Each of the parties to this Agreement is duly authorized to enter into and has duly authorized the execution of this Agreement, and all other acts have been performed to make the creation of the pool of mortgages effective and to make the Securities the valid, binding, and legal obligations and undertakings of the Issuer and of Ginnie Mae, in their respective capacities as provided in this Agreement;

NOW THEREFORE: The parties to this Agreement mutually agree as follows:

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GINNIE MAE 5500.3, REV. 1

ARTICLE I. GENERAL

Section 1.01 The transaction and arrangements provided for herein are identified in the records of the Issuer and Ginnie Mae by the mortgage-pool number submitted to Ginnie Mae on the Schedule executed by the parties. This Agreement is entered into for purposes of the issuance by the Issuer of the Securities and the guaranty thereof by Ginnie Mae, such issuance and guaranty being pursuant to the aforesaid section 306(g).

Section 1.02 Neither Ginnie Mae’s entry into this Agreement nor its operation of the mortgage-backed securities (“MBS”) program is intended to create any right of action on the part of any borrower-mortgagor or any other person or entity, except as expressly provided herein or in any other instrument duly executed by Ginnie Mae. Ginnie Mae assumes no liability to any person or entity on account of any act or omission of the Issuer or Ginnie Mae, except as expressly provided herein.

Section 1.03 The effective date of this Agreement and the aforesaid mortgage pool (“Effective Date”) shall be that date specified in the Schedule as the “Issue Date.” Ginnie Mae’s guaranty shall become effective on the date the ownership of the Securities is registered in the name of the Depository by Ginnie Mae’s transfer agent on the central registry of Security Holders maintained by the transfer agent.

Section 1.04 The Issuer shall pay a monthly guaranty fee to Ginnie Mae in the amount provided for in the Schedule.

Section 1.05 The terms defined in this section shall have the respective meanings stated for all purposes of this Agreement, and, unless the context indicates otherwise, references to any article, section or subsection shall mean a reference to an article, section or subsection of this Agreement:

(a)	Advance: The use of the Issuer’s own corporate funds, or funds specifically borrowed pursuant to a Ginnie Mae approved Pool Advance Agreement, to make a payment to Security Holders or to pay tax obligations, insurance premiums or other amounts due under the Mortgages when the funds on deposit in the Central P&I Custodial Account, the Principal and Interest Custodial Account, the Escrow Custodial Account or any other accounts related to the pooled Mortgages are insufficient to make the required payments.

(b)	Central P&I Custodial Account: A single principal and interest custodial account that the Issuer designates and maintains, in accordance with the Guide, as the principal and interest custodial account that the Depository, as Security Holder of book-entry Securities, is to debit each month for payments of principal and interest on such Securities and that Ginnie Mae’s central paying and transfer agent is to debit each month for the purpose of paying the guaranty fee to Ginnie Mae in connection with all of the Ginnie Mae I pools for which the Issuer is responsible. The Issuer may designate either the Principal and Interest Custodial Account or a separate principal and interest custodial account as the Central P&I Custodial Account.

(c)	Custodial Funds: All principal and interest collected on account of the Mortgages and/or the property securing the Mortgages and any other funds due to the Security Holder; any tax, insurance or other non-principal and interest funds collected for the benefit of the Mortgages or the property; and any unscheduled recoveries of principal.

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GINNIE MAE 5500.3, REV. 1

(d)	Defective Mortgage: A Mortgage (i) that cannot be insured or guaranteed by an agency of the Federal Government under a statute described in the first Whereas clause of this Agreement, (ii) that has been refused by the insuring or guaranteeing agency, (iii) for which such insurance or guaranty has been withdrawn, or (iv) that does not comply with the terms of the Securities.

(e)	Depository: The registered holder for book-entry Ginnie Mae I MBS, which shall be the Federal Reserve Bank of New York.

(f)	Escrow Custodial Account: An account that the Issuer maintains with a financial institution for the deposit of escrowed funds to be used to pay taxes, insurance premiums, and any other amounts due under the Mortgages.

(g)	Excess Funds: With respect to a monthly payment date for the Securities, any amount on deposit for a particular pool in a Principal and Interest Custodial Account that is in excess of the sum of the scheduled interest and recoveries of principal due in that month and unscheduled recoveries of principal, as defined in section 6.04(a), required to be passed through to Security Holders in that month.

(h)	Ginnie Mae Transferee: Any person or entity to whom Ginnie Mae transfers or assigns a Mortgage or any rights or benefits related to the Mortgage.

(i)	Guide: Ginnie Mae Mortgage-Backed Securities Guide, Ginnie Mae 5500.3, Rev. 1, as hereafter amended.

(j)	Mortgage: Any mortgage identified and described in the Schedule of Pooled Mortgages, whether submitted in hard copy or electronically. As used in this Agreement, the term “Mortgage” shall be construed to include a security instrument, together with the obligation secured thereby, the title evidence, and all other documents, instruments, and other papers pertaining thereto, and the transaction(s) to which they relate, and all claims, funds, payments, proceeds, recoveries, property, monies or assets related in any way thereto, including but not limited to any and all mortgage insurance or loan guaranty claim proceeds, hazard insurance proceeds, payments by borrowers, refunds, rents, foreclosures or sales proceeds, and escrowed items.

(k)	Principal and Interest Custodial Account: The non-interest bearing account that the Issuer maintains with a financial institution for the deposit of principal (including scheduled and unscheduled) and interest collected from mortgagors, or in connection with the related property, to be paid to Security Holders.

(1)	Reporting Cutoff Date: With respect to a monthly payment date for the Securities, a day, established by the Issuer or Ginnie Mae, between the 25th day of the prior month and the first day of the month of payment, inclusive.

(m)	Reporting Month: The interval between the prior month’s Reporting Cutoff Date and the current month’s Reporting Cutoff Date.

(n)	Security Holder: Any registered holder of Securities outstanding under this Agreement.

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GINNIE MAE 5500.3, REV. 1

Section 1.06 The Issuer hereby agrees to comply with all terms and conditions of the Guide. If any provisions of the Guide conflict with this Agreement, the provisions of this Agreement shall control.

Section 1.07 The Issuer hereby covenants and warrants that:

(a)	the Issuer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; that the issuance of the securities, the performance by the Issuer of all provisions hereof and the consummation of the transactions contemplated hereby have been duly and validly authorized; that this Agreement evidences the valid, binding, and enforceable obligation of the Issuer; and that all requisite corporate action has been taken by the Issuer to make the provisions of this Agreement valid and binding upon the Issuer in accordance with its terms;

(b)	there are no actions, suits or proceedings pending (or, to the knowledge of the Issuer, threatened) against or affecting the Issuer or any Mortgage, which action, suit or proceeding if adversely determined, individually or in the aggregate, would affect adversely the Issuer’s ability to perform its obligations hereunder; and

(c)	the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Issuer and will not result in the breach of any term or provision of the charter or by-laws of the Issuer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement or other instrument to which the Issuer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment, or decree to which the Issuer or its property is subject.

Section 1.08 Ginnie Mae and its authorized representatives shall have the right, under this Agreement, in Ginnie Mae’s discretion, to examine, review and audit, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, or other information of the Issuer, any mortgage servicer, trustee, agent or other person bearing on the Issuer’s compliance with the requirements of the MBS program, including, without limitation, all Mortgage documents, Mortgage servicing records, Mortgage records and banking records for funds directly or indirectly related to the Mortgages or the Securities.

ARTICLE II. SECURITIES

Section 2.01 The Securities shall be in the aggregate original principal or face amount, shall bear the annual rate of interest, and shall have the final maturity date specified in the Schedule.

Section 2.02 The aggregate principal amount of Securities, together with interest thereon, shall be payable to the Security Holders in monthly installments. The installments shall commence by the 15th day of the month and year designated as the First Payment Date in the Schedule and shall continue on the 15th day of each month until payment in full of the aggregate principal amount and all interest accruing thereon at the rate of interest on the Securities; provided, however, that payments by electronic transfer shall be made in the manner and at the times provided in Section 6.01.

Section 2.03 Interest due on Securities each month shall be computed as one-twelfth of the annual rate of interest payable on the Securities multiplied by the unpaid principal balance of the Securities at the end of the prior month.

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GINNIE MAE 5500.3, REV. 1

Section 2.04 The Issuer represents that it has furnished to Ginnie Mae information required to prepare the Securities, in accordance with any applicable instructions and directions issued by Ginnie Mae. Ginnie Mae shall cause the preparation and release of all the Securities issued under this Agreement, whether issued to original subscribers or with respect to reissues, transfers, exchanges, or otherwise.

Section 2.05 Each Security shall be issued, registered, delivered, transferred, and exchanged in accordance with the requirements of the Guide.

Section 2.06 The original principal or face amount of the Securities, and reissues and exchanges thereof, shall be in denominations of not less than twenty-five thousand dollars ($25,000) and, if larger, in denominations divisible by one dollar ($1.00).

ARTICLE III. MORTGAGES

Section 3.01 The Issuer does hereby transfer, assign, set over, and otherwise convey to Ginnie Mae all the right, title, and interest of the Issuer in and to the Mortgages identified and described in the Schedule of Pooled Mortgages for the subject pool. Such transfer and assignment shall be effective as of the date and time of delivery (release) of the Securities by Ginnie Mae or its agent, and shall include all interest, principal and other payments made on or with respect to, or related in any way to, such Mortgages. This includes, but is not limited to, payments due on the Mortgages after the Issue Date of the Securities and all unscheduled recoveries of principal received on the Mortgages after the close of business on the day on which the original principal balance of the pool was determined.

Section 3.02 This Agreement may be recorded, at Ginnie Mae’s direction, in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any and all of the properties covered by the aforesaid Mortgages are situated, and in any other appropriate public recording offices or elsewhere. Ginnie Mae at its option may direct that such recordation is to be effected by and at the expense of the Issuer.

Section 3.03 The Issuer hereby covenants and warrants that each of the Mortgages is eligible under section 306(g) of the National Housing Act and the Guide to back the Securities. The Issuer further covenants and warrants that it will take all actions necessary to ensure continued eligibility of the Mortgages.

Section 3.04 The Issuer hereby covenants and warrants that, as of the Effective Date:

(a)	all of the Mortgages are lien-free and, if obtained from other originators, have been paid for in full;

(b)	the aggregate outstanding principal balance owed on all the Mortgages is at least equal to the aggregate original principal amount of all the Securities;

(c)	the required payments of principal and interest due on all the Mortgages shall be sufficient and adequate for the timely payment of the principal and interest on all the Securities, all guaranty fees due to Ginnie Mae and all servicing fees due to the Issuer, as specified in the Guide; and

(d)	the final maturity date of all the Securities is sufficiently subsequent to the latest final maturity date scheduled under the terms and provisions of the Mortgages to allow timely payment of all such Securities.

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GINNIE MAE 5500.3, REV. 1

Section 3.05 The Issuer hereby covenants and warrants that it has delivered or will deliver and deposit with an eligible custodian institution appropriate documents evidencing and relating to the pooled Mortgages within the time frame required by the Guide. Such documents and such custodial requirements shall be those set forth in a custodial agreement in the form prescribed by Ginnie Mae. Such custodial agreement has been provided to Ginnie Mae, and its terms and conditions as they relate to Ginnie Mae and the Issuer are incorporated into and made a part of this Agreement by reference. The Schedule identifies the institution selected by the Issuer to serve as custodian for the documents relating to the Mortgage pool that is the subject of this Agreement.

Section 3.06 The Issuer hereby covenants and warrants that it shall replace any Defective Mortgage, within four (4) months after the Effective Date. If, after that time, any Defective Mortgages exist, then: (a) if such Defective Mortgages can be corrected or cured such that they no longer would be defective, the Issuer shall effect such correction or cure; or (b) if such Defective Mortgages cannot be so corrected or cured, the Issuer shall notify Ginnie Mae immediately, and if Ginnie Mae approves, the Issuer shall repurchase the Mortgages at one hundred percent (100%) of the outstanding balance (“Par”). Such correction or repurchase shall occur either 30 days from discovery or the final certification due date, as set forth in the Guide, whichever is earlier. Any delinquency or any default by the borrower occurring before or after the Effective Date in the payment of any Mortgage shall not be deemed a defect for purposes of this section.

Section 3.07 The Issuer hereby covenants and warrants that it has in its possession for each Mortgage evidence of a valid and enforceable, standard policy of insurance for fire and extended coverage, or comparable insurance coverage, in an amount equal to the greater of the unpaid balance of the Mortgage and the amount required by the insuring or guaranteeing agency, with loss-payable endorsements designating Issuer and its successors and assigns as payee, and that Issuer shall maintain such insurance in full force and effect for as long as the Mortgage remains in effect.

ARTICLE IV. SERVICING

Section 4.01 The Issuer shall:

(a)	timely foreclose or otherwise convert the ownership of properties securing the Mortgages that come into and continue in default, taking into account any loss mitigation requirements imposed by the agencies that are insuring or guaranteeing the Mortgages, or otherwise dispose of such Mortgages, with the purpose of liquidating such properties and Mortgages;

(b)	timely file, process, and receive the proceeds of mortgage insurance or guarantee claims under the laws of the United States, in conformance with and subject to all applicable rules, regulations, and comparable promulgations and issuances of the insuring or guaranteeing agency or instrumentality;

(c)	make all determinations and do and complete all transactions, matters, or things necessary, appropriate, incidental, or otherwise relating to any of the foregoing or to the ownership of the Mortgages; and

(d)	conform with the servicing standards, procedures, methods, and practices required by the applicable mortgage insurer or guarantor, and any applicable requirements contained in the Guide, and shall establish and maintain books, files, and accounting records in accordance with all of the foregoing.

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GINNIE MAE 5500.3, REV. 1

Section 4.02 The Issuer shall have the option to purchase at Par any Mortgage which has been in default for a continuous period of ninety (90) days or more. The Issuer must purchase at Par each Mortgage for which it receives a final claim settlement from the insuring or guarantying agency. These settlement funds must be paid to the Security Holders in accordance with section 6.04.

Section 4.03 Except as otherwise provided in this Agreement or in the Guide, the Issuer is hereby authorized and empowered to foreclose on any collateral securing the Mortgages, execute and deliver in its own name, or in the name of its nominee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to all the Mortgages and with respect to the properties covered by all such Mortgages. Any such instrument shall be executed and delivered only in conformance with and subject to all applicable rules, regulations, and comparable promulgations and issuances of the applicable insuring or guaranteeing agency. The foregoing authority and power of the Issuer shall terminate and expire, and the Issuer shall discontinue the execution and delivery of all such instruments, on notification by Ginnie Mae to the effect that it is extinguishing all right, title, or other interest of the Issuer in the Mortgages pursuant to article X.

Section 4.04 The Issuer shall maintain, during the life of this Agreement, insurance, errors and omissions, fidelity bond and other coverage in the amount and form as required by and acceptable to Ginnie Mae.

Section 4.05 The Issuer shall be permitted to arrange for another entity to carry out any of the mortgage servicing and pool administration functions required by this Agreement only to the extent such subservicing is specifically authorized by the Guide and approved by Ginnie Mae.

Section 4.06 The Issuer may service the Ginnie Mae mortgage pools, mortgages and securities for which it has Issuer responsibility, as identified on the records of Ginnie Mae, only so long as the Issuer retains its status as an approved Ginnie Mae Issuer, as defined in the Guide. Once an Issuer is declared in default and its rights are extinguished by Ginnie Mae, that Issuer may no longer service any Ginnie Mae mortgage pools, mortgages or securities.

Section 4.07 In the event the Issuer determines that funds provided by a mortgagor and available in the Escrow Custodial Account are insufficient to meet a payment due for that mortgagor’s taxes, assessments, ground rents, hazard and mortgage insurance premiums, payments for rehabilitation or improvement expenses, the buydown portion of the Mortgage payment, or comparable items, the Issuer shall advance its own corporate funds for the purpose of making such payment.

Section 4.08 The Issuer shall establish and maintain accounting records, which shall be in accordance with the Guide and any applicable instructions and directions issued by Ginnie Mae, with respect to all Advances paid under sections 4.07 and/or 6.02, such records to be adequate to reflect: all such Advances made by the Issuer into the Central P&I Custodial Account, the Principal and Interest Custodial Account or any Escrow Custodial Account, payment directly to a taxing authority or insurance company or for any other payments required under the Mortgages; the use made of Advances for payments required on the Securities, including their allocation as between interest and principal on such Securities; the Mortgages with respect to which Advances are made; and the amount (including the allocation as between principal and interest) advanced on each such Mortgage, and recoveries and losses of Advances made, with respect to each Mortgage, including their allocation as between interest and principal owed on each Mortgage.

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GINNIE MAE 5500.3, REV. 1

ARTICLE V. BANK ACCOUNTS

Section 5.01 The Issuer shall establish and maintain a Central P&I Custodial Account with a commercial bank, a mutual savings bank, a savings and loan association, or a credit union, the deposits at which are insured by the Federal Government, and which meets any and all other requirements of Ginnie Mae. The Central P&I Custodial Account must be used exclusively for funds relating to Ginnie Mae MBS program mortgage pools and may be drawn on only by the Depository, the Issuer, Ginnie Mae and Ginnie Mae’s central paying and transfer agent. The Central P&I Custodial Account must be subject to a master agreement in the form prescribed by Ginnie Mae. In accordance with Section 6.01, the Issuer must make available in the Central P&I Custodial Account funds sufficient to enable the Depository to withdraw on a timely basis monthly payments of principal and interest payable to it as Security Holder of all book-entry Securities. The Issuer shall make withdrawals from the Central P&I Custodial Account only in accordance with Section 5.03. All of the foregoing shall be otherwise in accordance with the Guide and any applicable instructions and directions issued in writing by Ginnie Mae.

Section 5.02 With respect to all the Mortgages, the Issuer shall establish and maintain a Principal and Interest Custodial Account with a commercial bank, a mutual savings bank, a savings and loan association, or a credit union, the deposits at which are insured by the Federal Government, and which meets any and all other requirements of Ginnie Mae. The Principal and Interest Custodial Account must be used exclusively for funds relating to Ginnie Mae MBS program mortgage pools and may be drawn on only by the Issuer and/or by Ginnie Mae. The Principal and Interest Custodial Account must be subject to a master agreement in the form prescribed by Ginnie Mae. All principal and interest collected on account of the Mortgages and/or the property securing the Mortgages and any other funds due to the Security Holders at any time must be deposited and retained in the Principal and Interest Custodial Account until paid to Security Holders, transferred to the Central P&I Custodial Account or placed in a disbursement account in accordance with section 5.06. These items include, but are not limited to: monthly Mortgage payments; prepayments; mortgage or title insurance and guaranty claim settlement proceeds; hazard insurance or any condemnation proceeds not used to repair the collateral (if such funds are to be used to repair the collateral, they first must be deposited in the Escrow Custodial Account and may not be deposited in the Issuer’s corporate accounts); proceeds from foreclosure or repossession sales, and any payments received in lieu of foreclosure or repossession sales; proceeds from any sale, resale or transfer of Mortgages which are required hereunder or by the Guide to be passed through to the Security Holders; repayments of Excess Funds; Advances; and other unscheduled recoveries of principal as set forth in section 6.04. The Issuer shall make withdrawals only in accordance with section 5.03 below. All the foregoing shall be otherwise in accordance with the Guide and any applicable instructions and directions issued in writing by Ginnie Mae.

Section 5.03 (a) If the Central P&I Custodial Account and the Principal and Interest Custodial Account are separate accounts, then the Issuer may make withdrawals from the Central P&I Custodial Account only to remove any amounts that were not required to be deposited therein under this Agreement or the Guide.

(b) If a single account is used as the Central P&I Custodial Account and the Principal and Interest Custodial Account, then in addition to withdrawals to effect timely payment on the Securities, the Issuer may make withdrawals from the Principal and Interest Custodial Account but only to:

(1)	remit to Ginnie Mae the monthly guaranty fee;

(2)	reimburse itself for its previous Advances that were made in accordance with section 6.02, but only if: (i) all Excess Funds used to make Security Holder payments have been

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GINNIE MAE 5500.3, REV. 1

fully restored; (ii) the Issuer has maintained records showing the amount of each Advance attributed to a particular Mortgage; (iii) the funds used to reimburse the Issuer come from the payment related to the particular Mortgage on which Issuer made the Advance; (iv) all amounts due and payable to Security Holders have been paid to them (or made available for payment); and (v) the Issuer’s records properly demonstrate all of the foregoing.

(3)	utilize Excess Funds in accordance with section 6.02 hereof;

(4)	remove any amounts that were not required to be deposited therein under this Agreement or the Guide; or

(5)	pay itself the permitted servicing fee.

Section 5.04 In addition to the Central P&I Custodial Account and the Principal and Interest Custodial Account, the Issuer shall establish and maintain Escrow Custodial Account(s) with a commercial bank, a mutual savings bank, a savings and loan association, or a credit union the deposits at which are insured by the Federal Government, and which meets any and all other requirements of Ginnie Mae. Each Escrow Custodial Account must be used exclusively for funds relating to Ginnie Mae MBS program mortgage pools and may be drawn on only by the Issuer, the approved subservicer and/or by Ginnie Mae. Each Escrow Custodial Account must be subject to a master agreement in the form prescribed by Ginnie Mae. All collections of payments for taxes, assessments, ground rents, hazard and mortgage insurance premiums, payments for rehabilitation or improvement expenses, the buydown portion of the Mortgage payment and all comparable items must be deposited and retained in the Escrow Custodial Account on account of the Mortgages except as otherwise required by the appropriate insuring or guaranteeing agency.

Section 5.05 Withdrawals from the Escrow Custodial Account(s) may be made only to:

(a)	effect timely payment of the following items related to the Mortgages pooled under this Agreement: mortgagors’ taxes, assessments, ground rents, hazard and mortgage insurance premiums, payments for expenses related to the property covered by the Mortgages, such as improvement, protection or repair, the buydown portion of the Mortgage payment, or comparable items; and

(b)	reimburse itself for its previous Advances, but only if: (i) all Excess Funds used to make Security Holder payments have been fully restored; (ii) the Issuer has maintained records showing the amount of each Advance attributed to a particular Mortgage; (iii) the funds used to reimburse the Issuer come from the payment related to the particular Mortgage on which Issuer made the Advance; and (iv) the Issuer’s records properly demonstrate all of the foregoing.

Section 5.06 The use of separate “collection accounts” or “disbursement accounts” for the receipt and payment of funds is permitted. Collection accounts must be cleared daily, unless the Issuer uses ACH transfer, in which case the accounts must be cleared every 48 hours. In any event, immediately upon being cleared or removed from the collection account, all funds covered by this article V must be deposited into the Principal and Interest Custodial Account or an Escrow Custodial Account, as appropriate, pursuant to sections 5.02 or 5.04. Disbursement accounts must be subject to master agreements in the form prescribed by Ginnie Mae. The disbursement account for principal and interest funds must be used exclusively for funds relating to Ginnie Mae MBS program securities.

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ARTICLE VI. PAYMENT TO SECURITY HOLDERS

Section 6.01 The Issuer shall remit to the Security Holders of certificated Securities and deposit to the Central P&I Custodial Account funds sufficient to pay the Depository, as Security Holder of all book-entry Securities, all payments required to be made under the terms and conditions of all Securities issued and outstanding under this Agreement and all payments required under this Agreement and the Guide. All such payments must be made in a timely manner such that, with respect to the payment for any given month, the Security Holders of certificated Securities will receive payment by the 15th day of each month, with final payment to be only on receipt of each certificated Security by the Issuer. Funds in an amount equal to the monthly payments of principal and interest due on all book-entry Securities must be deposited or made available in the Central P&I Custodial Account prior to 7:00 a.m. Eastern Time on the 15th day of each month or, if the 15th day of the month is not a business day, prior to 7:00 a.m. Eastern Time on the first business day following the 15th day of the month.

Section 6.02 (a) The Issuer shall establish and maintain such controls and procedures to enable it to accurately project in advance whether or not it will have available sufficient funds to make payments required under the Securities in a timely manner.

(b) If the Issuer does not have available sufficient funds to make a required monthly payment due to the Security Holders in a timely manner; the Issuer either shall make Advances or may utilize Excess Funds to meet such payment. If the Issuer is not able to make the full payment by these means, it shall submit a timely notice to Ginnie Mae, before payment to the Security Holder is due, requesting Ginnie Mae to advance funds sufficient to make the full monthly payment to Security Holders. Any such notice shall be a basis for default under section 10.01(a)(2).

Section 6.03 Each monthly payment on the Securities shall be comprised of (a) the interest due pursuant to section 2.03, (b) scheduled payments of principal due on the Mortgages on the first day of the month, or in the case of Securities backed by internal reserve pools on the first day of the month immediately preceding the month, in which the payment on the Securities is due, and (c) unscheduled recoveries of principal of the Mortgages as defined in section 6.04.

Section 6.04 (a) With respect to a monthly payment on the Securities, unscheduled recoveries of principal are payments received by the Issuer in the Reporting Month preceding the monthly payment on the Securities, and are any and all proceeds received or due in connection with the Mortgages, or the property securing the Mortgages, other than scheduled payments of interest and recoveries of principal and miscellaneous collections (defined in (c), below). Unscheduled recoveries of principal include, but are not limited to, the following items in their entirety:

(1)	prepayments (excluding scheduled recoveries of principal paid in advance of their due dates, which must be passed through to the Securities Holders on their scheduled due dates);

(2)	mortgage or title insurance and guaranty claim settlement proceeds;

(3)	hazard insurance and condemnation proceeds, to the extent not used to repair the collateral;

(4)	proceeds from foreclosure sales or, if applicable, repossession sales and any payments received in lieu of foreclosure or repossession of the collateral;

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(5)	proceeds from any sale, resale, transfer or disposal of a Mortgage or any interest in a Mortgage (this does not include the authorized transfers of Issuer responsibility or the pledging of servicing, if those transactions comply with requirements in the Guide);

(6)	any principal amount of a Mortgage finally discharged by a bankruptcy court;

(7)	payment from the Issuer’s own funds as required under this section 6.04; and

(8)	all other payments or proceeds that include any amounts reflecting the recovery of principal due on a Mortgage.

(b) Unscheduled recoveries of principal, including but not limited to all of the items in section 6.04(a), must be passed through to the Security Holders in their entirety, as set forth above, so long as there is an outstanding principal balance on the Securities. Advances or other payments due or authorized under the Mortgages previously made by the Issuer may not be deducted or recovered from these funds until the Security Holders have been paid in full. Any deduction from an unscheduled recovery of principal made by third parties must be replaced in its entirety by the Issuer prior to payment to the Security Holders.

(c) Miscellaneous collections shall include, to the extent that they are paid pursuant to a Mortgage, only:

(1)	mortgage insurance premiums;

(2)	taxes;

(3)	hazard insurance premium payments;

(4)	special charges related to servicing;

(5)	late charges;

(6)	ground rents;

(7)	special assessments;

(8)	water rents;

(9)	203(k) funds;

(10)	buydown funds;

(11)	attorney’s fees; and

(12)	any funds to repay the Issuer’s expenditures under the terms of the Mortgage to complete construction, pay for security services or prevent waste.

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(d)	To the extent that the remaining principal balance of a Mortgage has not been recovered by the Issuer at the earliest of: (1) final payment of the mortgage insurance or guaranty claim proceeds, or other final disposition of the claim by the insuring or guarantying Federal agency; (2) the withdrawal of a Defective Mortgage from the pool; (3) any other liquidation or disposition of the Mortgage or the property secured thereby; or (4) any other act or transaction that has the effect of causing the Mortgage or payments or recoveries related to the principal of the Mortgage to no longer be available as backing for the Securities related to that Mortgage, the monthly payment following the earliest month in which an action described in (1), (2), (3) and (4) is taken shall include an amount, to be paid from the Issuer’s own funds, which will reduce the Mortgage to a zero balance and which will reduce to zero the portion of the outstanding principal balance of the Securities attributable to that Mortgage.

ARTICLE VII. REPORTS

Section 7.01 The Issuer shall furnish to Ginnie Mae, during the life of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as Ginnie Mae in its discretion requires. All such reports or information shall be as provided by and in accordance with applicable instructions and directions issued by Ginnie Mae.

Section 7.02 Without limitation, the Issuer shall furnish to Ginnie Mae, in the manner prescribed by Ginnie Mae, the following reports or other information:

(a)	Reports such as shall be required in accordance with applicable instructions and directions issued by Ginnie Mae with respect to any or all of the Mortgages, whether or not still subject hereto, or with respect to any or all of the mortgagors or their successors in interest;

(b)	Copies of the annual audited financial statements of the Issuer, and other financial reports as may be requested by Ginnie Mae. Such audited financial statements are to be received by Ginnie Mae no later than 90 days after the end of the Issuer’s fiscal year; and

(c)	Notice in advance of: (1) any contemplated changes affecting the business status of the Issuer, including, but not limited to any merger, consolidation, sale or other transfer of any part or all of its business, change in name, or sanctions by any government regulator or government sponsored enterprise; (2) any change in ownership or control of the Issuer; and (3) any voluntary or involuntary action or proceeding under the Federal bankruptcy statutes or any comparable Federal or State law, whether for purposes of bankruptcy, reorganization, winding up the affairs of the Issuer, or otherwise, or for appointment of a receiver, liquidator, trustee, or other such assignee of transferee, for any of such purposes.

Section 7.03 The Issuer shall give Ginnie Mae notice of any impending or actual default by the Issuer, under the terms and provisions of article X, and, in such notice, shall identify the event or events of default and set forth such corrective, curative, or other action as the Issuer shall contemplate and plan with the agreement of Ginnie Mae, or shall state that no such action is planned.

ARTICLE VIII. GUARANTY

Section 8.01 By and as set forth in its guaranty appearing on or included in the terms of each of the Securities, Ginnie Mae, pursuant to section 306(g) of the National Housing Act, guarantees the

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timely payment of principal of and interest on the Securities, subject only to the terms and conditions of such Securities, and the full faith and credit of the United States is pledged to the payment of all amounts required to be paid under each such guaranty.

Section 8.02 Ginnie Mae covenants and warrants that in any legal action or proceeding, it shall not contest or defend against the timely payment of any amount provided for in, and unpaid on, any Security duly and validly issued under this Agreement, provided that, such payment is sought and claimed by or on behalf of a bona fide purchaser and registered owner of such Security, without actual notice at the time of purchase of any basis or grounds for contest or defense by Ginnie Mae against such payment.

Section 8.03 Ginnie Mae covenants and warrants that under section 306(d) of the National Housing Act, it has full power and authority to borrow from the Secretary of the Treasury, and the Secretary of the Treasury is therein authorized to lend to Ginnie Mae, any amounts necessary and required to enable Ginnie Mae to meet and comply with the terms and provisions of its guaranty of the Securities, and that it shall so borrow, and the Secretary of the Treasury has agreed to so lend, any amounts necessary and required.

Section 8.04 This article VIII shall inure to the benefit and advantage of all the Security Holders, subject to and in accordance with the terms and provisions set forth herein, provided that nothing herein shall derogate or detract from the rights of such Security Holders as set forth in or provided for in connection with such Securities.

Section 8.05 If Ginnie Mae makes any payment to Security Holders under its guaranty, it shall be subrogated fully to the rights satisfied by such payment.

ARTICLE IX. LOSSES

Section 9.01 The Securities shall not constitute any liability of nor evidence any recourse against the Issuer or any of its assets, except with respect to or as against the Mortgages on which they are based and backed, including all interest, principal, and other payments or recoveries due or made on such Mortgages on and after the date of this Agreement; provided, however, that the Issuer shall be liable to Ginnie Mae for: (a) restitution, from the Issuer’s own funds, for the Issuer’s use of any funds in violation of this Agreement, including but not limited to any “unscheduled recoveries of principal” that the Issuer fails to handle, apply and remit in accordance with this Agreement, any Excess Funds withdrawn and not replaced from the pool Principal and Interest Custodial Account(s), or any other funds that the Issuer improperly handles, fails to place in, or removes from, the Principal and Interest Custodial Account, the Escrow Custodial Account, or any other escrow account maintained or required to be maintained with respect to the Mortgages; and (b) all loss, damage, cost, expense, and liability suffered by Ginnie Mae as a result of the Issuer’s breach of, failure to carry out, or default under, this Agreement.

Section 9.02 The Issuer’s liability to Ginnie Mae shall survive any expiration or termination of this Agreement.

ARTICLE X. DEFAULT

Section 10.01 (a) Immediate Default. An event of default by the Issuer occurs if Ginnie Mae, in its sole discretion, determines that any of the following acts or conditions have occurred or exist:

(1)

Any failure by the Issuer to remit to the Security Holders of certificated Securities, or to deposit in the Central P&I Custodial Account with respect to all book-entry Securities funds sufficient to make, any payment required to be made under the terms and

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conditions of this Agreement, the Guide or the Securities issued and outstanding under this Agreement, as of the due date of such payment;

(2)	Any notice by the Issuer to Ginnie Mae for an advance of funds in order to make (or to make available in the Central P&I Custodial Account) Security Holder payments, or the subsequent making of any part or all of such advance by Ginnie Mae;

(3)	Any other act or omission by an Issuer that causes the required payment to the Security Holders not to be made timely;

(4)	Any notification to Ginnie Mae by the Issuer that it will not meet, or is unlikely to meet, its payment obligations in a timely manner;

(5)	Any impending or actual insolvency of the Issuer;

(6)	Any change with respect to the business status of the Issuer, whether or not subject to the reporting requirements of section 7.02, which materially adversely affects Ginnie Mae under this Agreement, or which materially adversely affects the ability of the Issuer to carry out its obligations hereunder;

(7)	Any unauthorized use of Custodial Funds;

(8)	Any withdrawal or suspension of the Issuer’s Federal Housing Administration approved status or of Federal National Mortgage Association or Federal Home Loan Mortgage Corporation approved seller/servicer status; and

(9)	Any submission of false reports, statements or data or any act of dishonesty or breach of fiduciary duty to Ginnie Mae related to the MBS program.

(b) Thirty-day Default. Any failure of the Issuer to observe or comply with any of the terms and provisions of this Agreement or the Guide, or any breach of any warranty set forth in this Agreement, other than an event of default under section 10.01(a), shall constitute an event of default if it has not been remedied or corrected to Ginnie Mae’s satisfaction within thirty (30) days of notification by Ginnie Mae to the Issuer. Ginnie Mae reserves the right in its discretion to declare an immediate default if the Issuer receives three or more notices of failure to comply under this subsection (b).

Section 10.02 An event of default under this Agreement shall constitute an event of default under each and every other Guaranty Agreement between the Issuer and Ginnie Mae. An event of default under any other Guaranty Agreement between the Issuer and Ginnie Mae shall constitute an event of default under this Agreement.

Section 10.03 On the occurrence or development of any event of default, Ginnie Mae may, in its sole discretion, but is not required to, confer and negotiate with the Issuer with respect to remedying and correcting the default. Any such arrangements mutually agreed upon shall be placed in written contractual form, and shall be supplementary to this Agreement.

Section 10.04 On the occurrence or development of any event of default, unless arrangements under section 10.03 above are mutually agreed upon by and between Ginnie Mae and the Issuer and placed in written contractual form duly executed by Ginnie Mae, Ginnie Mae may, by letter directed to the Issuer, pursuant to section 306(g) of the National Housing Act, automatically effect and complete the extinguishment of any redemption, equitable, legal, or other right, title, or interest of the Issuer in the

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Mortgages. The Mortgages, together with all accounts, books and all other hard copy or electronic records related to the Mortgages or the Securities, automatically shall become the absolute property of Ginnie Mae, subject only to unsatisfied rights of the Security Holders. Upon such extinguishment, the Issuer automatically forfeits, waives and releases any and all rights to seek recovery of or reimbursement for any property or monies related in any way to the Mortgages (including but not limited to undisbursed Mortgage proceeds or Advances that the Issuer made or makes) that the Issuer might otherwise have recovered from any person or entity.

Section 10.05 Immediately upon the issuance by Ginnie Mae of a letter of extinguishment to the Issuer, all authority and power of the Issuer under this Agreement, with respect to the Securities, the Mortgages and otherwise, shall automatically terminate and expire. Upon such extinguishment, the Issuer shall have no further right to service the Mortgages, pools and Securities, shall have no right to any income related to the Mortgages, pools or the Securities and shall have no right to share in the proceeds of any sale or transfer of rights or interests related to them.

Section 10.06 Immediately upon the issuance by Ginnie Mae of a letter of extinguishment to the Issuer, the Issuer shall automatically give up and forfeit, and hereby releases to Ginnie Mae, all of its right, title, and interest in and to funds then or thereafter placed in the Central P&I Custodial Account, the Principal and Interest Custodial Accounts, all Escrow Custodial Accounts, and any other accounts related to the Mortgages, and any other claims funds, proceeds, recoveries, property, monies or assets related in any way to the Mortgages, including but not limited to any and all mortgage insurance or loan guaranty claim proceeds, hazard insurance proceeds, payments by borrowers, refunds, rents, foreclosure or sales proceeds, and escrowed items; FURTHER, the authority of the Issuer to make withdrawals against the Central P&I Custodial Account, the Principal and Interest Custodial Account, all Escrow Custodial Accounts, and any other accounts related to the Mortgages or in which any funds pertaining to the Mortgages are kept shall be deemed to have terminated and expired; AND FURTHER, the Issuer shall be deemed to have forfeited and waived any and all rights to recovery or reimbursement, from any source whatsoever, for any Advances (under section 5.03(b) or otherwise), profits, or expenditures related to the Securities or the Mortgages.

Section 10.07 On and after the time Ginnie Mae issues a letter of extinguishment to the Issuer, the Issuer shall continue to render Ginnie Mae the fullest assistance practicable in furtherance of the orderly and due removal of the Mortgage from the Issuer. Such assistance may include, at Ginnie Mae’s sole discretion, use of the Issuer’s physical facilities, Issuer’s computers and servicing platform and any other facilities that Ginnie Mae, in its sole discretion, determines necessary to the orderly transfer of the Mortgages backing Ginnie Mae securities. Ginnie Mae will reimburse the Issuer reasonable operating costs, as determined by Ginnie Mae, for the use of the Issuer’s facilities and equipment during the transfer process. Issuer shall not object to its employees cooperating with Ginnie Mae or its subservicer. Issuer shall execute, at Ginnie Mae’s direction, powers of attorney to facilitate the orderly transfer of the portfolio, and the continuation otherwise of this Agreement and the transactions and arrangements set forth and provided herein. This obligation of the Issuer shall survive any termination of this Agreement.

Section 10.08 Immediately upon the issuance by Ginnie Mae of a letter of extinguishment to the Issuer, all authority and power of the Issuer under this Agreement, with respect to the Securities, the Mortgages or otherwise, shall pass to and be vested in Ginnie Mae, and Ginnie Mae shall succeed to all the rights and benefits of the Issuer in its capacity under this Agreement and the transaction and arrangement set forth or provided herein. Ginnie Mae is hereby authorized and empowered to execute and deliver, on behalf of the Issuer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things, necessary or appropriate to effect the

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purposes of the letter of extinguishment, whether to complete the transfer and endorsement or assignment of the Mortgages, to service the outstanding Securities and the underlying Mortgages, or otherwise.

Section 10.09 Notwithstanding Ginnie Mae’s guaranty obligations to Security Holders as set forth in article VIII or a provision in the Mortgage or in any other instrument, and notwithstanding any assignment or transfer to Ginnie Mae or any Ginnie Mae Transferee of the Mortgage or any rights and benefits of the Issuer, or Ginnie Mae’s or any Ginnie Mae Transferee’s succession to such matters, under no circumstances shall Ginnie Mae or any Ginnie Mae Transferee be deemed to assume any liability whatsoever for any breach, act or omission committed by the Issuer. The Issuer shall remain liable for all such breaches, acts or omissions. The obligations of the Issuer set forth in this section shall survive any expiration or termination of this Agreement.

Section 10.10 Notwithstanding the issuance of a letter of extinguishment to the Issuer, the custodial agreement identified in section 3.05, and any other comparable contract by and between the Issuer and any third party with respect to this Agreement, shall continue in full force and effect, unless and until terminated by Ginnie Mae in its sole discretion, modified only by the removal of the Issuer and substitution of Ginnie Mae as provided for in this article. Ginnie Mae shall have full discretion in determining whether and when, upon issuance of a letter of extinguishment, such contracts with any third parties are to be terminated.

ARTICLE XI. MISCELLANEOUS

Section 11.01 This Agreement shall remain in effect until all terms and conditions contained herein are satisfied.

Section 11.02 Any notice, demand, notification, letter, letter of extinguishment, approval, authorization, directive or request arising under this Agreement, or required by the terms and provisions hereof or pursuant to any requirements of law, shall be in writing and may be served in person, by wire or facsimile transmission, by overnight courier service for next day delivery or by mail by depositing the same in any post office, substation, or letter box, enclosed in an envelope, postage prepaid, addressed to the party to whom such notice, demand, notification, letter, letter of extinguishment, approval, authorization, directive or request is directed, at the last known address of such party.

Section 11.03 Subject to the provisions of article X above, this Agreement may not be voluntarily assigned or otherwise transferred, in whole or in part, by either of the parties hereto without the written consent of the other, except by or on behalf of Ginnie Mae to any other agency or instrumentality within the Executive Branch of the Government of the United States assuming all the responsibilities, duties, and liabilities of Ginnie Mae hereunder. If and when assigned or otherwise transferred in accordance with this section, this Agreement and all its terms and provisions shall inure to the benefit of and shall be binding upon the Issuer and its successors and assigns, and the assignees or transferees of Ginnie Mae.

Section 11.04 This Agreement may be amended from time to time by the Issuer and Ginnie Mae, by mutual agreement and consent, in order to facilitate the observance and fulfillment of the purposes of section 306(g) of the National Housing Act and of this Agreement, provided that, no such amendment shall adversely affect the rights of the Security Holders, such amendments to include, without limitation, any to effect and complete the succession of successors in the capacities of the parties hereto, any to add new terms and provisions for the advantage, benefit, or protection of the Security Holders, or any to remedy and correct any ambiguity or vagueness in the terms and provisions hereof. To be effective, any such amendment must be in writing and be signed by the Issuer and Ginnie Mae.

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Section 11.05 Ginnie Mae reserves the right to waive any of the requirements contained in this Agreement. Any such waiver must be in writing.

Section 11.06 The parties covenant and warrant that, should the Issuer receive FHA debentures in settlement of any default on a Mortgage pursuant to the terms of the FHA insurance commitment, the Issuer shall immediately tender such debentures to Ginnie Mae and Ginnie Mae shall immediately purchase such debentures from the Issuer for cash at Par.

Section 11.07 The Issuer shall comply with any applicable rules, regulations, and orders of general applicability issued under Title VI of the Civil Rights Act of 1964; with Executive Order 11063, Equal Opportunity in Housing, issued by the President of the United States on November 20, 1962; and with the Fair Housing Law of 1968, in accordance with applicable rules and regulations of the Federal Housing Administration. Moreover, this section incorporates by reference section 202 of Executive Order 11246, Equal Employment Opportunity, issued by the President of the United States on September 24, 1965, and amended on October 13, 1967. The Issuer is required to comply with the implementing rules and regulations of the Department of Labor (41 C.F.R. Part 60-1) and the Department of Housing and Urban Development (24 C.F.R. Part 130). For purposes of the Executive Order 11246, this Agreement is a Government contract.

Section 11.08 Except as expressly provided in article VIII, Ginnie Mae assumes no liability to any person or entity for any act or omission of the Issuer.

Section 11.09 The rule of construction that agreements are to be construed against the drafter shall not be applied in construing this Agreement.

Section 11.10 Whenever in this Agreement Ginnie Mae may or can take or refrain from taking an action, such decision to act or refrain from acting shall be in Ginnie Mae’s sole discretion.

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APPENDIX III-23

GUARANTY AGREEMENT

GINNIE MAE II

SINGLE-FAMILY (LEVEL PAYMENT)

MORTGAGE-BACKED SECURITIES

THE GUARANTY AGREEMENT (“Agreement”) is composed of (i) the terms and conditions contained herein; (ii) a duly executed Schedule of Subscribers and Ginnie Mae Guaranty Agreement (the “Schedule”) incorporating this entire document by reference; and (iii) a Schedule of Pooled Mortgages. This Agreement is made by and between the Government National Mortgage Association, a corporate body organized and existing under the laws of the United States within the Department of Housing and Urban Development (“Ginnie Mae”) and the financial entity identified in the Schedule and approved by Ginnie Mae to issue the securities provided for in this Agreement (“Issuer”);

WHEREAS: Under section 306(g) and other related provisions of the National Housing Act, Ginnie Mae is duly authorized to guaranty the timely payment of principal of and interest on securities based on and backed by a pool composed of mortgages which are insured or guaranteed under the National Housing Act, Title V of the Housing Act of 1949, the Servicemen’s Readjustment Act of 1944, Chapter 37 of Title 38, United States Code or section 184 of the Housing and Community Development Act of 1992, and the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any such guaranty by Ginnie Mae;

WHEREAS: The Schedule incorporates by reference both the terms and conditions contained herein and the Schedule of Pooled Mortgages; is executed by the Issuer and Ginnie Mae for each pool or loan package of mortgages securitized by the Issuer and guaranteed by Ginnie Mae; and sets forth a list of the initial Security Holders. The Schedule of Pooled Mortgages details the mortgages that make up the pool or loan package of mortgages to be securitized by the Issuer and guaranteed by Ginnie Mae;

WHEREAS: The Issuer has originated or otherwise acquired, and is the owner and holder of, all of the mortgages identified and described in a Schedule of Pooled Mortgages, which shall be appended to the Schedule and provided to Ginnie Mae in connection with the issuance of securities under this Agreement (the “Securities”);

WHEREAS: The Issuer has duly authorized the creation of a pool or loan package composed of all the aforesaid mortgages, and the issuance of the Securities to be based on and backed by such pool or loan package of mortgages and guaranteed by Ginnie Mae under section 306(g);

WHEREAS: Each of the parties to this Agreement is duly authorized to enter into and has duly authorized the execution of this Agreement, and all other acts have been performed to make the creation of the pool or loan package of mortgages effective and to make the Securities the valid, binding, and legal obligations and undertakings of the Issuer and of Ginnie Mae, in their respective capacities as provided in this Agreement;

NOW THEREFORE: The parties to this Agreement mutually agree as follows:

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ARTICLE I. GENERAL

Section 1.01. The transaction and arrangements provided for herein are identified in the records of the Issuer and Ginnie Mae by the mortgage-pool or loan package number submitted to Ginnie Mae on the Schedule executed by the parties. This Agreement is entered into for purposes of the issuance by the Issuer of the Securities and the guaranty thereof by Ginnie Mae, such issuance and guaranty being pursuant to the aforesaid section 306(g).

Section 1.02. Neither Ginnie Mae’s entry into this Agreement nor its operation of the mortgage-backed securities (“MBS”) program is intended to create any right of action on the part of any borrower-mortgagor or any other person or entity, except as expressly provided herein or in any other instrument duly executed by Ginnie Mae. Ginnie Mae assumes no liability to any person or entity on account of any act or omission of the Issuer or Ginnie Mae, except as expressly provided herein.

Section 1.03. The effective date of this Agreement and the aforesaid mortgage pool or loan package (“Effective Date”) shall be that date specified in the Schedule as the “Issue Date.” Ginnie Mae’s guaranty shall become effective on the date the ownership of the Securities is registered in the name of the Depository by Ginnie Mae’s transfer agent on the central registry of Security Holders maintained by the transfer agent.

Section 1.04. The Issuer shall pay a monthly guaranty fee to Ginnie Mae in the amount provided for in the Schedule.

Section 1.05. The terms defined in this section shall have the respective meanings stated for all purposes of this Agreement, and, unless the context indicates otherwise, references to any article, section or subsection shall mean a reference to an article, section or subsection of this Agreement:

(a)	Advance: The use of the Issuer’s own corporate funds, or funds specifically borrowed pursuant to a Ginnie Mae approved Pool Advance Agreement, to enable the CPTA to make a payment to Security Holders or to pay tax obligations, insurance premiums or other amounts due under the Mortgages when the funds on deposit in the Central P&I Custodial Account, the Principal and Interest Custodial Account, the Escrow Custodial Account or any other accounts related to the pooled Mortgages are insufficient to make the required payments.

(b)	Central P&I Custodial Account: A single principal and interest custodial account that the Issuer designates and maintains as the principal and interest custodial account that the CPTA is to debit each month for the purpose of paying principal and interest to Security Holders and the guaranty fee to Ginnie Mae in connection with all of the Ginnie Mae II pools and loan packages for which the Issuer is responsible. The Issuer may designate either the Principal and Interest Custodial Account or a separate principal and interest custodial account as the Central P&I Custodial Account.

(c)	CPTA: The institution that Ginnie Mae employs to act on its behalf to debit Issuer’s Central P&I Custodial Account, to pay Ginnie Mae II Security Holders, to collect Ginnie Mae guaranty fees, and to perform other duties with respect to Ginnie Mae MBS.

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(d)	Custodial Funds: All principal and interest collected on account of the Mortgages and/or the property securing the Mortgages and any other funds due to the Security Holder; any tax, insurance or other non-principal and interest funds collected for the benefit of the Mortgages or the property; and any unscheduled recoveries of principal.

(e)	Defective Mortgage: A Mortgage (i) that cannot be insured or guaranteed by an agency of the Federal Government under a statute described in the first Whereas clause of this Agreement, (ii) that has been refused by the insuring or guaranteeing agency, (iii) for which such insurance or guaranty has been withdrawn, (iv) for which, in the case of a Mortgage insured or to be insured under Section 257 of the National Housing Act, FHA is prohibited from paying insurance benefits, whether or not the mortgage is insured, or (v) that does not comply with the terms of the Securities.

(f)	Escrow Custodial Account: An account that the Issuer maintains with a financial institution for the deposit of escrowed funds to be used to pay taxes, insurance premiums, and any other amounts due under the Mortgages.

(g)	Excess Funds: With respect to a monthly payment date for the Securities, any amount on deposit for a particular pool or loan package in a Principal and Interest Custodial Account that is in excess of the sum of the scheduled interest and recoveries of principal due in that month and unscheduled recoveries of principal, as defined in section 6.04(a), required to be passed through to Security Holders in that month.

(h)	Ginnie Mae Transferee: Any person or entity to whom Ginnie Mae transfers or assigns a Mortgage or any rights or benefits related to the Mortgage.

(i)	Guide: Ginnie Mae Mortgage-Backed Securities Guide, Ginnie Mae 5500.3, Rev. 1, as hereafter amended.

(j)	Mortgage: Any mortgage identified and described in the Schedule of Pooled Mortgages, whether submitted in hard copy or electronically. As used in this Agreement, the term “Mortgage” shall be construed to include a security instrument, together with the obligation secured thereby, the title evidence, and all other documents, instruments, and other papers pertaining thereto, and the transaction(s) to which they relate, and all claims, funds, payments, proceeds, recoveries, property, monies or assets related in any way thereto, including but not limited to any and all mortgage insurance or loan guaranty claim proceeds, hazard insurance proceeds, payments by borrowers, refunds, rents, foreclosures or sales proceeds, and escrowed items.

(k)	Principal and Interest Custodial Account: The non-interest bearing account that the Issuer maintains with a financial institution for the deposit of principal (including scheduled and unscheduled) and interest collected from mortgagors, or in connection with the related property, to be made available to the CPTA for payment to Security Holders.

(l)	Reporting Cutoff Date: With respect to a monthly payment date for the Securities, a day, established by the Issuer or Ginnie Mae, between the 25th day of the prior month and the first day of the month of payment, inclusive.

(m)	Reporting Month: The interval between the prior month’s Reporting Cutoff Date and the current month’s Reporting Cutoff Date.

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(n)	Security Holder: Any registered holder of Securities outstanding under this Agreement.

Section 1.06. The Issuer hereby agrees to comply with all terms and conditions of the Guide. If any provisions of the Guide conflict with this Agreement, the provisions of this Agreement shall control.

Section 1.07. The Issuer hereby covenants and warrants that:

(a)	the Issuer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; that the issuance of the securities, the performance by the Issuer of all provisions hereof and the consummation of the transactions contemplated hereby have been duly and validly authorized; that this Agreement evidences the valid, binding, and enforceable obligation of the Issuer; and that all requisite corporate action has been taken by the Issuer to make the provisions of this Agreement valid and binding upon the Issuer in accordance with its terms;

(b)	there are no actions, suits or proceedings pending (or, to the knowledge of the Issuer, threatened) against or affecting the Issuer or any Mortgage, which action, suit or proceeding if adversely determined, individually or in the aggregate, would affect adversely the Issuer’s ability to perform its obligations hereunder; and

(c)	the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Issuer and will not result in the breach of any term or provision of the charter or by-laws of the Issuer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement or other instrument to which the Issuer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment, or decree to which the Issuer or its property is subject.

Section 1.08. Ginnie Mae and its authorized representatives shall have the right, under this Agreement, in Ginnie Mae’s discretion, to examine, review and audit, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, or other information of the Issuer, any mortgage servicer, trustee, agent or other person bearing on the Issuer’s compliance with the requirements of the MBS program, including, without limitation, all Mortgage documents, Mortgage servicing records, Mortgage records and banking records for funds directly or indirectly related to the Mortgages or the Securities.

ARTICLE II. SECURITIES

Section 2.01. The Securities shall be in the aggregate original principal or face amount, shall bear the annual rate of interest, and shall have the final maturity date specified in the Schedule.

Section 2.02. The aggregate principal amount of Securities, together with interest thereon, shall be payable to the Security Holders in monthly installments. The installments shall commence by the 20th day of the month and year designated as the First Payment Date in the Schedule and shall continue on the 20th day of each month until payment in full of the aggregate principal amount and all interest accruing thereon at the rate of interest provided for in the Securities; provided, however, that, in the case of book-entry Securities, payment shall be made on the business day next following the 20th day of a month if such 20th day is not a business day.

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Section 2.03. Interest due on Securities each month shall be computed as one-twelfth of the annual rate of interest payable on the Securities multiplied by the unpaid principal balance of the Securities at the end of the prior month.

Section 2.04. The Issuer represents that it has furnished to Ginnie Mae information required to prepare the Securities, in accordance with any applicable instructions and directions issued by Ginnie Mae. Ginnie Mae shall cause the preparation and release of all the Securities issued under this Agreement, whether issued to original subscribers or with respect to reissues, transfers, exchanges, or otherwise.

Section 2.05. Each Security shall be issued, registered, delivered, transferred, and exchanged in accordance with the requirements of the Guide.

Section 2.06. The original principal or face amount of the Securities, and reissues and exchanges thereof, shall be in denominations of not less than twenty-five thousand dollars ($25,000) and, if larger, in denominations divisible by one dollar ($1.00).

ARTICLE III. MORTGAGES

Section 3.01. The Issuer does hereby transfer, assign, set over, and otherwise convey to Ginnie Mae all the right, title, and interest of the Issuer in and to the Mortgages identified and described in the Schedule of Pooled Mortgages for the subject pool or loan package. Such transfer and assignment shall be effective as of the date and time of delivery (release) of the Securities by Ginnie Mae or its agent, and shall include all interest, principal and other payments made on or with respect to, or related in any way to, such Mortgages. This includes, but is not limited to, payments due on the Mortgages after the Issue Date of the Securities and all unscheduled recoveries of principal received on the Mortgages after the close of business on the day on which the original principal balance of the pool or loan package was determined.

Section 3.02. This Agreement may be recorded, at Ginnie Mae’s direction, in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any and all of the properties covered by the aforesaid Mortgages are situated, and in any other appropriate public recording offices or elsewhere. Ginnie Mae at its option may direct that such recordation is to be effected by and at the expense of the Issuer.

Section 3.03. The Issuer hereby covenants and warrants that each of the Mortgages is eligible under section 306(g) of the National Housing Act and the Guide to back the Securities. The Issuer further covenants and warrants that it will take all actions necessary to ensure continued eligibility of the Mortgages.

Section 3.04. The Issuer hereby covenants and warrants that, as of the Effective Date:

(a)	all of the Mortgages are lien-free and, if obtained from other originators, have been paid for in full;

(b)	the aggregate outstanding principal balance owed on all the Mortgages is at least equal to the aggregate original principal amount of all the Securities;

(c)	the required payments of principal and interest due on all the Mortgages shall be sufficient and adequate for the timely payment of the principal and interest on all the Securities, all guaranty fees due to Ginnie Mae and all servicing fees due to the Issuer, as specified in the Guide; and

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(d)	the final maturity date of all the Securities is sufficiently subsequent to the latest final maturity date scheduled under the terms and provisions of the Mortgages to allow timely payment of all such Securities.

Section 3.05. The Issuer hereby covenants and warrants that it has delivered or will deliver and deposit with an eligible custodian institution appropriate documents evidencing and relating to the pooled Mortgages within the time frame required by the Guide. Such documents and such custodial requirements shall be those set forth in a custodial agreement in the form prescribed by Ginnie Mae. Such custodial agreement has been provided to Ginnie Mae, and its terms and conditions as they relate to Ginnie Mae and the Issuer are incorporated into and made a part of this Agreement by reference. The Schedule identifies the institution selected by the Issuer to serve as custodian for the documents relating to the Mortgage pool or loan package that is the subject of this Agreement.

Section 3.06. The Issuer hereby covenants and warrants that it shall replace any Defective Mortgage, within four (4) months after the Effective Date. If, after that time, any Defective Mortgages exist, then: (a) if such Defective Mortgages can be corrected or cured such that they no longer would be defective, the Issuer shall effect such correction or cure; or (b) if such Defective Mortgages cannot be so corrected or cured, the Issuer shall notify Ginnie Mae immediately, and if Ginnie Mae approves, the Issuer shall repurchase the Mortgages at one hundred percent (100%) of the outstanding balance (“Par”). Such correction or repurchase shall occur either 30 days from discovery or the final certification due date, as set forth in the Guide, whichever is earlier. Any delinquency or any default by the borrower occurring before or after the Effective Date in the payment of any Mortgage shall not be deemed a defect for purposes of this section unless, as a consequence of such delinquency or default on a Mortgage insured or to be insured under Section 257 of the National Housing Act, FHA is prohibited from paying insurance benefits.

Section 3.07. The Issuer hereby covenants and warrants that it has in its possession for each Mortgage evidence of a valid and enforceable, standard policy of insurance for fire and extended coverage, or comparable insurance coverage, in an amount equal to the greater of the unpaid balance of the Mortgage and the amount required by the insuring or guaranteeing agency, with loss-payable endorsements designating Issuer and its successors and assigns as payee, and that Issuer shall maintain such insurance in full force and effect for as long as the Mortgage remains in effect.

ARTICLE IV. SERVICING

Section 4.01. The Issuer shall:

(a)	timely foreclose or otherwise convert the ownership of properties securing the Mortgages that come into and continue in default, taking into account any loss mitigation requirements imposed by the agencies that are insuring or guaranteeing the Mortgages, or otherwise dispose of such Mortgages, with the purpose of liquidating such properties and Mortgages;

(b)	timely file, process, and receive the proceeds of mortgage insurance or guarantee claims under the laws of the United States, in conformance with and subject to all applicable rules, regulations, and comparable promulgations and issuances of the insuring or guaranteeing agency or instrumentality;

(c)	make all determinations and do and complete all transactions, matters, or things necessary, appropriate, incidental, or otherwise relating to any of the foregoing or to the ownership of the Mortgages; and

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(d)	conform with the servicing standards, procedures, methods, and practices required by the applicable mortgage insurer or guarantor, and any applicable requirements contained in the Guide, and shall establish and maintain books, files, and accounting records in accordance with all of the foregoing.

Section 4.02. The Issuer shall have the option to purchase at Par any Mortgage which has been in default for a continuous period of ninety (90) days or more. The Issuer must purchase at Par each Mortgage for which it receives a final claim settlement from the insuring or guarantying agency. These settlement funds must be paid to the Security Holders in accordance with section 6.04.

Section 4.03. Except as otherwise provided in this Agreement or in the Guide, the Issuer is hereby authorized and empowered to foreclose on any collateral securing the Mortgages, execute and deliver in its own name, or in the name of its nominee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to all the Mortgages and with respect to the properties covered by all such Mortgages. Any such instrument shall be executed and delivered only in conformance with and subject to all applicable rules, regulations, and comparable promulgations and issuances of the applicable insuring or guaranteeing agency. The foregoing authority and power of the Issuer shall terminate and expire, and the Issuer shall discontinue the execution and delivery of all such instruments, on notification by Ginnie Mae to the effect that it is extinguishing all right, title, or other interest of the Issuer in the Mortgages pursuant to article X.

Section 4.04. The Issuer shall maintain, during the life of this Agreement, insurance, errors and omissions, fidelity bond and other coverage in the amount and form as required by and acceptable to Ginnie Mae.

Section 4.05. The Issuer shall be permitted to arrange for another entity to carry out any of the mortgage servicing and pool or loan package administration functions required by this Agreement only to the extent such subservicing is specifically authorized by the Guide and approved by Ginnie Mae.

Section 4.06. The Issuer may service the Ginnie Mae mortgage pools or loan packages, mortgages and securities for which it has Issuer responsibility, as identified on the records of Ginnie Mae, only so long as the Issuer retains status as an approved Ginnie Mae Issuer, as defined in the Guide. Once an Issuer is declared in default and its rights are extinguished by Ginnie Mae, that Issuer may no longer service any Ginnie Mae mortgage pools or loan packages, mortgages or securities.

Section 4.07. In the event the Issuer determines that funds provided by a mortgagor and available in the Escrow Custodial Account are insufficient to meet a payment due for that mortgagor’s taxes, assessments, ground rents, hazard and mortgage insurance premiums, payments for rehabilitation or improvement expenses, the buydown portion of the Mortgage payment, or comparable items, the Issuer shall advance its own corporate funds for the purpose of making such payment.

Section 4.08. The Issuer shall establish and maintain accounting records, which shall be in accordance with the Guide and any applicable instructions and directions issued by Ginnie Mae, with respect to all Advances paid under sections 4.07 and/or 6.02, such records to be adequate to reflect: all such Advances made by the Issuer into the Central P&I Custodial Account, the Principal and Interest Custodial Account or any Escrow Custodial Account, payment directly to a taxing authority or insurance company or for any other payments required under the Mortgages; the use made of Advances to enable the CPTA to make payments required on the Securities, including their allocation as between interest and principal on such Securities; the Mortgages with respect to which Advances are made; and the amount (including the allocation as between principal and interest) advanced on each such Mortgage, and

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recoveries and losses of Advances made, with respect to each Mortgage, including their allocation as between interest and principal owed on each Mortgage.

ARTICLE V. BANK ACCOUNTS

Section 5.01. With respect to all the Mortgages, the Issuer shall establish and maintain a Central P&I Custodial Account with a commercial bank, a mutual savings bank, a savings and loan association, or a credit union, the deposits at which are insured by the Federal Government, and which meets any and all other requirements of Ginnie Mae. The Central P&I Custodial Account must be used exclusively for funds relating to Ginnie Mae MBS program mortgage pools and may be drawn on only by the CPTA, by the Issuer, and/or by Ginnie Mae. The Central P&I Custodial Account must be subject to a master agreement in the form prescribed by Ginnie Mae. The Issuer must make available in accordance with section 6.01 in the Central P&I Custodial Account funds sufficient to enable the CPTA to make timely monthly payments of principal and interest to the Security Holders of record as prescribed in the Securities, this Agreement and the Guide. The Issuer shall make withdrawals from the Central P&I Custodial Account only in accordance with section 5.03 below. All the foregoing shall be otherwise in accordance with the Guide and any applicable instructions and directions issued in writing by Ginnie Mae.

Section 5.02. With respect to all the Mortgages, the Issuer shall establish and maintain a Principal and Interest Custodial Account with a commercial bank, a mutual savings bank, a savings and loan association, or a credit union, the deposits at which are insured by the Federal Government, and which meets any and all other requirements of Ginnie Mae. The Principal and Interest Custodial Account must be used exclusively for funds relating to Ginnie Mae MBS program mortgage pools and loan packages and may be drawn on only by the Issuer and/or by Ginnie Mae. The Principal and Interest Custodial Account must be subject to a master agreement in the form prescribed by Ginnie Mae. All principal and interest collected on account of the Mortgages and/or the property securing the Mortgages and any other funds due to the Security Holders at any time must be deposited and retained in the Principal and Interest Custodial Account until made available to the CPTA for payment to Security Holders or placed in a disbursement account in accordance with section 5.06. These items include, but are not limited to: monthly Mortgage payments; prepayments; mortgage or title insurance and guaranty claim settlement proceeds; hazard insurance or any condemnation proceeds not used to repair the collateral (if such funds are to be used to repair the collateral, they first must be deposited in the Escrow Custodial Account and may not be deposited in the Issuer’s corporate accounts); proceeds from foreclosure or repossession sales, and any payments received in lieu of foreclosure or repossession sales; proceeds from any sale, resale or transfer of Mortgages which are required hereunder or by the Guide to be passed through to the Security Holders; repayments of Excess Funds; Advances; and other unscheduled recoveries of principal as set forth in section 6.04. The Issuer shall make withdrawals only in accordance with section 5.03 below. All the foregoing shall be otherwise in accordance with the Guide and any applicable instructions and directions issued in writing by Ginnie Mae.

Section 5.03. (a) If the Central P&I Custodial Account and the Principal and Interest Custodial Account are separate accounts, the Issuer may make withdrawals from the Central P&I Custodial Account only to remove any amounts that were not required to be deposited therein under this Agreement or the Guide.

(b) If a single account is used as the Central P&I Custodial Account and the Principal and Interest Custodial Account, then in addition to withdrawals to effect timely payment on the Securities, the Issuer may make withdrawals from such account but only to:

1.	remit to Ginnie Mae the monthly guaranty fee;

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2.	reimburse itself for its previous Advances that were made in accordance with section 6.02, but only if: (i) all Excess Funds used to make Security Holder payments have been fully restored; (ii) the Issuer has maintained records showing the amount of each Advance attributed to a particular Mortgage; (iii) the funds used to reimburse the Issuer come from the payment related to the particular Mortgage on which Issuer made the Advance; (iv) all amounts due and payable to Security Holders have been made available to the CPTA for payment to them; and (v) the Issuer’s records properly demonstrate all of the foregoing.

3.	utilize Excess Funds in accordance with section 6.02 hereof;

4.	remove any amounts that were not required to be deposited therein under this Agreement or the Guide; or

5.	pay itself the permitted servicing fee.

Section 5.04. In addition to the Central P&I Custodial Account and the Principal and Interest Custodial Account, the Issuer shall establish and maintain Escrow Custodial Account(s) with a commercial bank, a mutual savings bank, a savings and loan association, or a credit union the deposits at which are insured by the Federal Government, and which meets any and all other requirements of Ginnie Mae. Each Escrow Custodial Account must be used exclusively for funds relating to Ginnie Mae MBS program mortgage pools and loan packages and may be drawn on only by the Issuer, the approved subservicer and/or by Ginnie Mae. Each Escrow Custodial Account must be subject to a master agreement in the form prescribed by Ginnie Mae. All collections of payments for taxes, assessments, ground rents, hazard and mortgage insurance premiums, payments for rehabilitation or improvement expenses, the buydown portion of the Mortgage payment and all comparable items must be deposited and retained in the Escrow Custodial Account on account of the Mortgages except as otherwise required by the appropriate insuring or guaranteeing agency.

Section 5.05. Withdrawals from the Escrow Custodial Account(s) may be made only to:

(a)	effect timely payment of the following items related to the Mortgages pooled under this Agreement: mortgagors’ taxes, assessments, ground rents, hazard and mortgage insurance premiums, payments for expenses related to the property covered by the Mortgages, such as improvement, protection or repair, the buydown portion of the Mortgage payment, or comparable items; and

(b)	reimburse itself for its previous Advances, but only if: (i) all Excess Funds used to make Security Holder payments have been fully restored; (ii) the Issuer has maintained records showing the amount of each Advance attributed to a particular Mortgage; (iii) the funds used to reimburse the Issuer come from the payment related to the particular Mortgage on which Issuer made the Advance; and (iv) the Issuer’s records properly demonstrate all of the foregoing.

Section 5.06. The use of separate “collection accounts” or “disbursement accounts” for the receipt and payment of funds is permitted. Collection accounts must be cleared daily, unless the Issuer uses ACH transfer, in which case the accounts must be cleared every 48 hours. In any event, immediately upon being cleared or removed from the collection account, all funds covered by this article V must be deposited into the Principal and Interest Custodial Account or an Escrow Custodial Account, as appropriate, pursuant to sections 5.02 or 5.04. Disbursement accounts must be subject to master

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agreements in the form prescribed by Ginnie Mae. The disbursement account for principal and interest funds must be used exclusively for funds relating to Ginnie Mae MBS program securities.

ARTICLE VI. PAYMENT TO SECURITY HOLDERS

Section 6.01. The Issuer shall deposit to the Central P&I Custodial Account funds sufficient to enable the CPTA to make (a) all payments to Security Holders required to be made under the terms and conditions of all Securities issued and outstanding under this Agreement and (b) all other payments required under this Agreement and the Guide (the “Other Payments”). All such deposits must be made in a timely manner on (i) in the case of payments required to be made to Holders of certificated Securities and all Other Payments, the 19th calendar day of the month or, if the 19th calendar day is not a business day, on the business day immediately preceding the 19th calendar day and (ii) in the case of payments required to be made to Securities in book-entry form, the 20th calendar day of the month or the next business day if the 20th calendar day is not a business day.

Section 6.02. (a) The Issuer shall establish and maintain such controls and procedures to enable it to accurately project in advance whether or not it will have available sufficient funds to make deposits required under section 6.01 in a timely manner.

(b) If the Issuer does not have available sufficient funds to make a required monthly deposit in a timely manner, the Issuer either shall make Advances or may utilize Excess Funds to meet such deposit. If the Issuer is not able to make the full deposit by these means, it shall submit a timely notice to Ginnie Mae, before the deposit is due, requesting Ginnie Mae to advance funds sufficient to make the full monthly deposit. Any such notice shall be a basis for default under section 10.01(a)(2).

Section 6.03. The portion of each monthly deposit that is made to enable the CPTA to make payment on the Securities shall be comprised of (a) the interest due pursuant to section 2.03, (b) scheduled payments of principal due on the Mortgages on the first day of the month, or in the case of Securities backed by internal reserve pools on the first day of the month immediately preceding the month, in which the payment on the Securities is due, and (c) unscheduled recoveries of principal of the Mortgages as defined in section 6.04.

Section 6.04. (a) With respect to the portion of a monthly deposit that is made to enable the CPTA to make payment on the Securities, unscheduled recoveries of principal are payments received by the Issuer in the Reporting Month preceding the monthly payment on the Securities, and are any and all proceeds received or due in connection with the Mortgages, or the property securing the Mortgages, other than scheduled payments of interest and recoveries of principal and miscellaneous collections (defined in (c), below). Unscheduled recoveries of principal include, but are not limited to, the following items in their entirety:

(1)	prepayments (excluding scheduled recoveries of principal paid in advance of their due dates, which must be passed through to the Securities Holders on their scheduled due dates);

(2)	mortgage or title insurance and guaranty claim settlement proceeds;

(3)	hazard insurance and condemnation proceeds, to the extent not used to repair the collateral;

(4)	proceeds from foreclosure sales or, if applicable, repossession sales and any payments received in lieu of foreclosure or repossession of the collateral;

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(5)	proceeds from any sale, resale, transfer or disposal of a Mortgage or any interest in a Mortgage (this does not include the authorized transfers of Issuer responsibility or the pledging of servicing, if those transactions comply with requirements in the Guide);

(6)	any principal amount of a Mortgage finally discharged by a bankruptcy court;

(7)	payment from the Issuer’s own funds as required under this section 6.04; and

(8)	all other payments or proceeds that include any amounts reflecting the recovery of principal due on a Mortgage.

(b) Unscheduled recoveries of principal, including but not limited to all of the items described in section 6.04(a), must be made available to the CPTA for payment to the Security Holders in their entirety, as set forth above, so long as there is an outstanding principal balance on the Securities. Advances or other payments due or authorized under the Mortgages previously made by the Issuer may not be deducted or recovered from these funds until amounts due the Security Holders have been made available to the CPTA in full. Any deduction from an unscheduled recovery of principal made by third parties must be replaced in its entirety by the Issuer prior to making a deposit required to enable the CPTA to make payment to the Security Holders.

(c)	Miscellaneous collections shall include, to the extent that they are paid pursuant to a Mortgage, only:

(1)	mortgage insurance premiums;

(2)	taxes;

(3)	hazard insurance premium payments;

(4)	special charges related to servicing;

(5)	late charges;

(6)	ground rents;

(7)	special assessments;

(8)	water rents;

(9)	203(k) funds;

(10)	buydown funds;

(11)	attorney’s fees; and

(12) any funds to repay the Issuer’s expenditures under the terms of the Mortgage to complete construction, pay for security services or prevent waste.

(d) To the extent that the remaining principal balance of a Mortgage has not been recovered by the Issuer at the earliest of: (1) final payment of the mortgage insurance or guaranty claim proceeds, or other final disposition of the claim by the insuring or guarantying Federal agency; (2) the withdrawal of a Defective Mortgage from the pool or loan package; (3) any other liquidation or disposition of the Mortgage or the property secured thereby; or (4) any other act or transaction that has the effect of causing

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the Mortgage or payments or recoveries related to the principal of the Mortgage to no longer be available as backing for the Securities related to that Mortgage, the monthly payment following the earliest month in which an action described in (1), (2), (3) and (4) is taken shall include an amount, to be paid from the Issuer’s own funds, which will reduce the Mortgage to a zero balance and which will reduce to zero the portion of the outstanding principal balance of the Securities attributable to that Mortgage.

ARTICLE VII. REPORTS

Section 7.01. The Issuer shall furnish to Ginnie Mae, during the life of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as Ginnie Mae in its discretion requires. All such reports or information shall be as provided by and in accordance with applicable instructions and directions issued by Ginnie Mae.

Section 7.02. Without limitation, the Issuer shall furnish to Ginnie Mae, in the manner prescribed by Ginnie Mae, the following reports or other information:

(a)	Reports such as shall be required in accordance with applicable instructions and directions issued by Ginnie Mae with respect to any or all of the Mortgages, whether or not still subject hereto, or with respect to any or all of the mortgagors or their successors in interest;

(b)	Copies of the annual audited financial statements of the Issuer, and other financial reports as may be requested by Ginnie Mae. Such audited financial statements are to be received by Ginnie Mae no later than 90 days after the end of the Issuer’s fiscal year; and

(c)	Notice in advance of: (1) any contemplated changes affecting the business status of the Issuer, including, but not limited to any merger, consolidation, sale or other transfer of any part or all of its business, change in name, or sanctions by any government regulator or government sponsored enterprise; (2) any change in ownership or control of the Issuer; and (3) any voluntary or involuntary action or proceeding under the Federal bankruptcy statutes or any comparable Federal or State law, whether for purposes of bankruptcy, reorganization, winding up the affairs of the Issuer, or otherwise, or for appointment of a receiver, liquidator, trustee, or other such assignee of transferee, for any of such purposes.

Section 7.03. The Issuer shall give Ginnie Mae notice of any impending or actual default by the Issuer, under the terms and provisions of article X, and, in such notice, shall identify the event or events of default and set forth such corrective, curative, or other action as the Issuer shall contemplate and plan with the agreement of Ginnie Mae, or shall state that no such action is planned.

ARTICLE VIII. GUARANTY

Section 8.01. By and as set forth in its guaranty appearing on or included in the terms of each of the Securities, Ginnie Mae, pursuant to section 306(g) of the National Housing Act, guarantees the timely payment of principal of and interest on the Securities, subject only to the terms and conditions of such Securities, and the full faith and credit of the United States is pledged to the payment of all amounts required to be paid under each such guaranty.

Section 8.02. Ginnie Mae covenants and warrants that in any legal action or proceeding, it shall not contest or defend against the timely payment of any amount provided for in, and unpaid on, any Security duly and validly issued under this Agreement, provided that, such payment is sought and claimed

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by or on behalf of a bona fide purchaser and registered owner of such Security, without actual notice at the time of purchase of any basis or grounds for contest or defense by Ginnie Mae against such payment.

Section 8.03. Ginnie Mae covenants and warrants that under section 306(d) of the National Housing Act, it has full power and authority to borrow from the Secretary of the Treasury, and the Secretary of the Treasury is therein authorized to lend to Ginnie Mae, any amounts necessary and required to enable Ginnie Mae to meet and comply with the terms and provisions of its guaranty of the Securities, and that it shall so borrow, and the Secretary of the Treasury has agreed to so lend, any amounts necessary and required.

Section 8.04. This article VIII shall inure to the benefit and advantage of all the Security Holders, subject to and in accordance with the terms and provisions set forth herein, provided that nothing herein shall derogate or detract from the rights of such Security Holders as set forth in or provided for in connection with such Securities.

Section 8.05. If Ginnie Mae makes any payment to Security Holders under its guaranty, it shall be subrogated fully to the rights satisfied by such payment.

ARTICLE IX. LOSSES

Section 9.01. The Securities shall not constitute any liability of nor evidence any recourse against the Issuer or any of its assets, except with respect to or as against the Mortgages on which they are based and backed, including all interest, principal, and other payments or recoveries due or made on such Mortgages on and after the date of this Agreement; provided, however, that the Issuer shall be liable to Ginnie Mae for: (a) restitution, from the Issuer’s own funds, for the Issuer’s use of any funds in violation of this Agreement, including but not limited to any “unscheduled recoveries of principal” that the Issuer fails to handle, apply and remit in accordance with this Agreement, any Excess Funds withdrawn and not replaced from the pool or loan package Principal and Interest Custodial Account(s), or any other funds that the Issuer improperly handles, fails to place in, or removes from, the Principal and Interest Custodial Account, the Escrow Custodial Account, or any other escrow account maintained or required to be maintained with respect to the Mortgages; and (b) all loss, damage, cost, expense, and liability suffered by Ginnie Mae as a result of the Issuer’s breach of, failure to carry out, or default under, this Agreement.

Section 9.02. The Issuer’s liability to Ginnie Mae shall survive any expiration or termination of this Agreement.

ARTICLE X. DEFAULT

Section 10.01. (a) Immediate Default. An event of default by the Issuer occurs if Ginnie Mae, in its sole discretion, determines that any of the following acts or conditions have occurred or exist:

(1)	Any failure by the Issuer to deposit in the Central P&I Custodial Account the amount necessary to enable the CPTA to remit to the Security Holders any payment required to be made under the terms and conditions of this Agreement, the Guide or the Securities issued and outstanding under this Agreement, as of the due date of such payment;

(2)	Any notice by the Issuer to Ginnie Mae for an advance of funds in order to make a deposit necessary to enable the CPTA to make Security Holder payments, or the subsequent making of any part or all of such advance by Ginnie Mae;

(3)	Any other act or omission by an Issuer that causes the required payment to the Security Holders not to be made timely;

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(4)	Any notification to Ginnie Mae by the Issuer that it will not meet, or is unlikely to meet, its payment obligations in a timely manner;

(5)	Any impending or actual insolvency of the Issuer;

(6)	Any change with respect to the business status of the Issuer, whether or not subject to the reporting requirements of section 7.02, which materially adversely affects Ginnie Mae under this Agreement, or which materially adversely affects the ability of the Issuer to carry out its obligations hereunder;

(7)	Any unauthorized use of Custodial Funds;

(8)	Any withdrawal or suspension of the Issuer’s Federal Housing Administration approved status or of Federal National Mortgage Association or Federal Home Loan Mortgage Corporation approved seller/servicer status; and

(9)	Any submission of false reports, statements or data or any act of dishonesty or breach of fiduciary duty to Ginnie Mae related to the MBS program.

(b) Thirty-day Default. Any failure of the Issuer to observe or comply with any of the terms and provisions of this Agreement or the Guide, or any breach of any warranty set forth in this Agreement, other than an event of default under section 10.01(a), shall constitute an event of default if it has not been remedied or corrected to Ginnie Mae’s satisfaction within thirty (30) days of notification by Ginnie Mae to the Issuer. Ginnie Mae reserves the right in its discretion to declare an immediate default if the Issuer receives three or more notices of failure to comply under this subsection (b).

Section 10.02. An event of default under this Agreement shall constitute an event of default under each and every other Guaranty Agreement between the Issuer and Ginnie Mae. An event of default under any other Guaranty Agreement between the Issuer and Ginnie Mae shall constitute an event of default under this Agreement.

Section 10.03. On the occurrence or development of any event of default, Ginnie Mae may, in its sole discretion, but is not required to, confer and negotiate with the Issuer with respect to remedying and correcting the default. Any such arrangements mutually agreed upon shall be placed in written contractual form, and shall be supplementary to this Agreement.

Section 10.04. On the occurrence or development of any event of default, unless arrangements under section 10.03 above are mutually agreed upon by and between Ginnie Mae and the Issuer and placed in written contractual form duly executed by Ginnie Mae, Ginnie Mae may, by letter directed to the Issuer, pursuant to section 306(g) of the National Housing Act, automatically effect and complete the extinguishment of any redemption, equitable, legal, or other right, title, or interest of the Issuer in the Mortgages. The Mortgages, together with all accounts, books and all other hard copy or electronic records related to the Mortgages or the Securities, automatically shall become the absolute property of Ginnie Mae, subject only to unsatisfied rights of the Security Holders. Upon such extinguishment, the Issuer automatically forfeits, waives and releases any and all rights to seek recovery of or reimbursement for any property or monies related in any way to the Mortgages (including but not limited to undisbursed Mortgage proceeds or Advances that the Issuer made or makes) that the Issuer might otherwise have recovered from any person or entity.

Section 10.05. Immediately upon the issuance by Ginnie Mae of a letter of extinguishment to the Issuer, all authority and power of the Issuer under this Agreement, with respect to the Securities, the Mortgages and otherwise, shall automatically terminate and expire. Upon such extinguishment, the Issuer

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shall have no further right to service the Mortgages, pools and loan packages and Securities, shall have no right to any income related to the Mortgages, pools, loan packages, or the Securities and shall have no right to share in the proceeds of any sale or transfer of rights or interests related to them.

Section 10.06. Immediately upon the issuance by Ginnie Mae of a letter of extinguishment to the Issuer, the Issuer shall automatically give up and forfeit, and hereby releases to Ginnie Mae, all of its right, title, and interest in and to funds then or thereafter placed in the Central P&I Custodial Account, the Principal and Interest Custodial Accounts, all Escrow Custodial Accounts, and any other accounts related to the Mortgages, and any other claims funds, proceeds, recoveries, property, monies or assets related in any way to the Mortgages, including but not limited to any and all mortgage insurance or loan guaranty claim proceeds, hazard insurance proceeds, payments by borrowers, refunds, rents, foreclosure or sales proceeds, and escrowed items; FURTHER, the authority of the Issuer to make withdrawals against the Central P&I Custodial Account, the Principal and Interest Custodial Account, all Escrow Custodial Accounts, and any other accounts related to the Mortgages or in which any funds pertaining to the Mortgages are kept shall be deemed to have terminated and expired; AND FURTHER, the Issuer shall be deemed to have forfeited and waived any and all rights to recovery or reimbursement, from any source whatsoever, for any Advances (under section 5.03(b) or otherwise), profits, or expenditures related to the Securities or the Mortgages.

Section 10.07. On and after the time Ginnie Mae issues a letter of extinguishment to the Issuer, the Issuer shall continue to render Ginnie Mae the fullest assistance practicable in furtherance of the orderly and due removal of the Mortgage from the Issuer. Such assistance may include, at Ginnie Mae’s sole discretion, use of the Issuer’s physical facilities, Issuer’s computers and servicing platform and any other facilities that Ginnie Mae, in its sole discretion, determines necessary to the orderly transfer of the Mortgages backing Ginnie Mae securities. Ginnie Mae will reimburse the Issuer reasonable operating costs, as determined by Ginnie Mae, for the use of Issuer’s facilities and equipment during the transfer process. Issuer shall not object to its employees cooperating with Ginnie Mae or its Subservicer. Issuer shall execute, at Ginnie Mae’s direction, powers of attorney to facilitate the orderly transfer of the portfolio, and the continuation otherwise of this Agreement and the transactions and arrangements set forth and provided for herein. This obligation of the Issuer shall survive any termination of this Agreement.

Section 10.08. Immediately upon the issuance by Ginnie Mae of a letter of extinguishment to the Issuer, all authority and power of the Issuer under this Agreement, with respect to the Securities, the Mortgages or otherwise, shall pass to and be vested in Ginnie Mae, and Ginnie Mae shall succeed to all the rights and benefits of the Issuer in its capacity under this Agreement and the transaction and arrangement set forth or provided herein. Ginnie Mae is hereby authorized and empowered to execute and deliver, on behalf of the Issuer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things, necessary or appropriate to effect the purposes of the letter of extinguishment, whether to complete the transfer and endorsement or assignment of the Mortgages, to service the outstanding Securities and the underlying Mortgages, or otherwise.

Section 10.09. Notwithstanding Ginnie Mae’s guaranty obligations to Security Holders as set forth in article VIII or a provision in the Mortgage or in any other instrument, and notwithstanding any assignment or transfer to Ginnie Mae or any Ginnie Mae Transferee of the Mortgage or any rights and benefits of the Issuer, or Ginnie Mae’s or any Ginnie Mae Transferee’s succession to such matters, under no circumstances shall Ginnie Mae or any Ginnie Mae Transferee be deemed to assume any liability whatsoever for any breach, act or omission committed by the Issuer. The Issuer shall remain liable for all such breaches, acts or omissions. The obligations of the Issuer set forth in this section shall survive any expiration or termination of this Agreement.

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Section 10.10. Notwithstanding the issuance of a letter of extinguishment to the Issuer, the custodial agreement identified in section 3.05, and any other comparable contract by and between the Issuer and any third party with respect to this Agreement, shall continue in full force and effect, unless and until terminated by Ginnie Mae in its sole discretion, modified only by the removal of the Issuer and substitution of Ginnie Mae as provided for in this article. Ginnie Mae shall have full discretion in determining whether and when, upon issuance of a letter of extinguishment, such contracts with any third parties are to be terminated.

ARTICLE XI. MISCELLANEOUS

Section 11.01. This Agreement shall remain in effect until all terms and conditions contained herein are satisfied.

Section 11.02. Any notice, demand, notification, letter, letter of extinguishment, approval, authorization, directive or request arising under this Agreement, or required by the terms and provisions hereof or pursuant to any requirements of law, shall be in writing and may be served in person, by wire or facsimile transmission, by overnight courier service for next day delivery or by mail by depositing the same in any post office, substation, or letter box, enclosed in an envelope, postage prepaid, addressed to the party to whom such notice, demand, notification, letter, letter of extinguishment, approval, authorization, directive or request is directed, at the last known address of such party.

Section 11.03. Subject to the provisions of article X above, this Agreement may not be voluntarily assigned or otherwise transferred, in whole or in part, by either of the parties hereto without the written consent of the other, except by or on behalf of Ginnie Mae to any other agency or instrumentality within the Executive Branch of the Government of the United States assuming all the responsibilities, duties, and liabilities of Ginnie Mae hereunder. If and when assigned or otherwise transferred in accordance with this section, this Agreement and all its terms and provisions shall inure to the benefit of and shall be binding upon the Issuer and its successors and assigns, and the assignees or transferees of Ginnie Mae.

Section 11.04. This Agreement may be amended from time to time by the Issuer and Ginnie Mae, by mutual agreement and consent, in order to facilitate the observance and fulfillment of the purposes of section 306(g) of the National Housing Act and of this Agreement, provided that, no such amendment shall adversely affect the rights of the Security Holders, such amendments to include, without limitation, any to effect and complete the succession of successors in the capacities of the parties hereto, any to add new terms and provisions for the advantage, benefit, or protection of the Security Holders, or any to remedy and correct any ambiguity or vagueness in the terms and provisions hereof. To be effective, any such amendment must be in writing and be signed by the Issuer and Ginnie Mae.

Section 11.05. Ginnie Mae reserves the right to waive any of the requirements contained in this Agreement. Any such waiver must be in writing.

Section 11.06. The parties covenant and warrant that, should the Issuer receive FHA debentures in settlement of any default on a Mortgage pursuant to the terms of the FHA insurance commitment, the Issuer shall immediately tender such debentures to Ginnie Mae and Ginnie Mae shall immediately purchase such debentures from the Issuer for cash at Par.

Section 11.07. The Issuer shall comply with any applicable rules, regulations, and orders of general applicability issued under Title VI of the Civil Rights Act of 1964; with Executive Order 11063, Equal Opportunity in Housing, issued by the President of the United States on November 20, 1962; and with the Fair Housing Law of 1968, in accordance with applicable rules and regulations of the Federal

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Housing Administration. Moreover, this section incorporates by reference section 202 of Executive Order 11246, Equal Employment Opportunity, issued by the President of the United States on September 24, 1965, and amended on October 13, 1967. The Issuer is required to comply with the implementing rules and regulations of the Department of Labor (41 C.F.R. Part 60-1) and the Department of Housing and Urban Development (24 C.F.R. Part 130). For purposes of the Executive Order 11246, this Agreement is a Government contract.

Section 11.08. Except as expressly provided in article VIII, Ginnie Mae assumes no liability to any person or entity for any act or omission of the Issuer.

Section 11.09. The rule of construction that agreements are to be construed against the drafter shall not be applied in construing this Agreement.

Section 11.10. Whenever in this Agreement Ginnie Mae may or can take or refrain from taking an action, such decision to act or refrain from acting shall be in Ginnie Mae’s sole discretion.

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